EXHIBIT A
           PERCENTAGE OWNERSHIP OF WORLD WIDE CAPITAL INVESTORS, LLC.
                                    Continued

                                    EXHIBIT A
           PERCENTAGE OWNERSHIP OF WORLD WIDE CAPITAL INVESTORS, LLC.



NAME                                                           ADDRESS                                               %
----                                                           -------                                               -
Henry Schmerler                                                5095 Joewood Dr.,                                     5.27%
                                                               Sanibel, FL 33957

Ann H. Knutson, Trustee                                        6501 Pontiac Dr., Indian                              2.11%
                                                               Head Park, IL 60525

Jim Kubik                                                      300 Sears Tower, 233 S.                               10.55%
                                                               Wacker, Chicago, IL 60606

Kellie Family Trust, James and/or                              P.O. Box 475                                          5.25%
Elisabeth Kellie, Trustee                                      Cotopaxi, CO 81223

Joe A. Bybee                                                   8002 Summer Brook,                                    0.53%
                                                               Sugarland, TX 7979

Dan D. Taylor IRA                                              3215 Sunset Blvd., Houston,                           2.11%
                                                               TX 77005

Joe Ince IRA                                                   104 Fawnlake, Houston, TX                             5.27%
                                                               77079

George Koldenhoven                                             8025 S. Wolf Rd., LaGrange,                           0.42%
                                                               IL 60525

Lumiere Securities Inc.                                        1601 Blake St., Suite 500,                            0.26%
                                                               Denver, CO 80202

Lumiere Company, Inc.                                          1601 Blake St., Suite 500,                            1.05%
                                                               Denver, CO 80202

James G. & Betty B. Buick                                      2047 Little Heron Ct. SE,                             3.16%
                                                               Grand Rapids MI 49546

Craig O'Neal                                                   37 Keenan Creek Way,                                  1.12%
                                                               Simpsonville, SC 29681

Trent Gaites                                                   5404 McEver Rd., Oakwood,                             5.27%
                                                               GA 30566

Matt Billings                                                  4353 Lawn Avenue                                      2.11%
                                                               Western Springs, IL 60558

Fred McDowell                                                  P.O. Box 450849, Atlanta,                             2.64%
                                                               GA 31145

Leroy Ubben                                                    2837 Buttermilk Circle,                               2.64%
                                                               Colorado Springs, CO 80918

Bruno Risatti, Jr.                                             13005 Silver Fox, Lemont,                             1.05%
                                                               IL 60439




                                    EXHIBIT A
           PERCENTAGE OWNERSHIP OF WORLD WIDE CAPITAL INVESTORS, LLC.
                                    Continued




Lisa Brubaker                                                  2828 N. Pinegrove, Apt. 620                           0.13%
                                                               Chicago, IL  60657

William Pattara                                                4845 W. 167th Street, Oak                             1.05%
                                                               Forest, IL 60452

John D. Blessing                                               2500 S. Lincoln, Denver, CO                           2.11%
                                                               80210

Judith Benham                                                  14261 Foothill Lane,                                  1.05%
                                                               Golden, CO 80401

Harold L. Piper                                                1000 RR Ave., Rifle, CO                               1.27%
                                                               81650

G. Thomas Morton                                               1487 County Rd 117,                                   0.42%
                                                               Glenwood Springs, CO 81601

SW Securities, FBO Gary Benham                                 1201 Elm St., Dallas, TX                              1.05%
IRA                                                            75270


Dennis D. Roth                                                 5839 East Lorraine Rd.,                               4.22%
                                                               Larkspur, CO 80118

Irwin Renneisen                                                660 Newton Yandley Rd.,                               2.53%
                                                               Newton, PA 18940

World Wide Capital, Inc.                                       P.O. Box Westcliffe, CO                               0.84%
                                                               81252

Kristine S. Brubaker                                           0409 Elkhorn Rd.,                                     22.70%
                                                               Cotopaxi, CO 81223

Kilyn Roth                                                     3483 Bird Point Dr.,                                  11.77%
                                                               Cotopaxi, CO 81223

TOTAL                                                                                                                100.00%

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